Exhibit 99.01

SINGAPORE VOLITION PTE. LTD.

(A Development Stage Company)

FINANCIAL STATEMENTS

FOR THE PERIOD ENDED DECEMBER 31, 2010

Index

Report of Independent Registered Public Accountant

Consolidated Balance Sheet

3

Consolidated Statement of Operations

4

Consolidated Statement of Cash Flows

5

Consolidated Statement of Stockholders’ Equity (Deficit)

6

Notes to the Financial Statements

7

SADLER, GIBB & ASSOCIATES, LLC

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Singapore Volition Pte. Ltd.

(A Development Stage Company)

We have audited the accompanying balance sheet of Singapore Volition Pte. Ltd.. as of December 31, 2010, and the related statements of operations, stockholders’ equity (deficit) and cash flows from inception on August 5, 2010 through December 31, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Singapore Volition Pte. Ltd. as of December 31, 2010, and the results of their operations and cash flows from inception on August 5, 2010 through December 31, 2010, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company had accumulated losses of $894,120 as of December 31, 2010, which raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Sadler, Gibb & Associates, LLC

Sadler, Gibb & Associates, LLC

Salt Lake City, UT

October 20, 2011

SINGAPORE VOLITION PTE. LTD.

(A Development Stage Company)

Consolidated Balance Sheet

(Expressed in US dollars)

December 31, 2010 $

ASSETS

Cash	47,481
Refundable deposits	5,700
Other current assets	11,970

Total Current Assets	65,151

Property and equipment, net	1,208
Intangible assets, net	1,151,522

Total Assets	1,217,881

LIABILITIES

Current liabilities
Accounts payable and accrued liabilities	228,000
Accrued Officer Salaries	15,000
Notes payable	59,943
Related party payables	245,867
Note payable – related party	900,000

Total Liabilities	1,448,810

STOCKHOLDERS’ DEFICIT

Common stock
Authorized: unlimited common shares, with no par value
Issued and outstanding: 4,144,967 common shares	672,483
Share subscriptions received	30,000
Other comprehensive income (loss)	(39,292)
Deficit accumulated during the development stage	(894,120)

Total Stockholders’ Deficit	(230,929)

Total Liabilities and Stockholders’ Deficit	1,217,881

(The accompanying notes are an integral part of these consolidated financial statements)

SINGAPORE VOLITION PTE. LTD.

(A Development Stage Company)

Consolidated Statement of Operations

(Expressed in US dollars)

For the period from August 5, 2010 (Date of Inception) to December 31, 2010 $

Revenue	–

Expenses

Depreciation and amortization	21,101
General and administrative	43,126
Professional fees	624,801
Salaries and office administrative fees	144,221
Research and development	60,871

Total Operating Expenses	894,120

Net Loss	(894,120)

Net Loss per Share – Basic and Diluted	(0.30)

Weighted Average Shares Outstanding – Basic and Diluted	3,019,881

(The accompanying notes are an integral part of these consolidated financial statements)

SINGAPORE VOLITION PTE. LTD.

(A Development Stage Company)

Consolidated Statement of Cash Flows

(Expressed in US dollars)

For the period from August 5, 2010 (Date of Inception) to December 31, 2010
$

Operating Activities

Net loss	(894,120)

Adjustments to net loss relating to non-cash operating items:
Depreciation and amortization	21,102
Shares issued for services	435,160

Changes in operating assets and liabilities:
Deposits	(5,700)
Other receivables	2,861
Other current assets	18,652
Accounts payable and accrued liabilities	196,487
Accrued officer salaries	15,000
Related party payables	32,154

Net Cash Used In Operating Activities	(178,404)

Investing Activities	–

Financing Activities

Proceeds from issuance of common shares	267,323
Proceeds from note payable	59,942
Repayment of note payable – related party	(100,000)

Net Cash Provided By Financing Activities	227,265

Effect of foreign exchange on cash	(1,380)

Increase in Cash	47,481

Cash – Beginning of Period	–

Cash – End of Period	47,481

Supplemental Disclosures of Cash Flow Information

Interest paid	–
Income tax paid	–

Non Cash Financing Activities::

Acquisition of subsidiary for Debt	1,000,000

(The accompanying notes are an integral part of these consolidated financial statements)

SINGAPORE VOLITION PTE. LTD.

(A Development Stage Company)

Consolidated Statement of Stockholders’ Equity (Deficit)

Period from August 5, 2010 (date of inception) to December 31, 2010

(Expressed in US dollars)

	Common Stock		Share subscriptions received $	Other comprehensive income/loss $	Deficit accumulated during the development stage $	Total $
	Shares	Amount $

Balance, August 5, 2010 (Date of inception)	–	–	–	–	–	–

Issuance of founders’ share	1	–	–	–	–	–
Issuance of shares for cash	474,647	237,323	30,000	–	–	267,323
Issuance of shares for services	3,670,319	435,160	–	–	–	435,160
Foreign currency translation	–	–	–	(39,292)	–	(39,292)
Net loss for the period	–	–	–	–	(894,120)	(894,120)

Balance, December 31, 2010	4,144,967	672,483	30,000	(39,292)	(894,120)	(230,929)

(The accompanying notes are an integral part of these consolidated financial statements)

SINGAPORE VOLITION PTE. LTD.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

1.

Nature of Operations and Continuance of Business

Singapore Volition Pte. Ltd. (the “Company”) was incorporated in the Republic of Singapore on August 5, 2010. The Company is a development stage company as defined by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (”ASC”) 915, “Development Stage Entities”, and its principal business objective is to develop and bring to market their cancer detection blood tests.

Going Concern

These financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. As at December 31, 2010, the Company has a working capital deficit of $1,513,961 and has an accumulated deficit of $894,120. The continuation of the Company as a going concern is dependent upon the continued financial support from its management, and its ability to identify future investment opportunities and obtain the necessary debt or equity financing, and generating profitable operations from the Company’s future operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern.  These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.

Summary of Significant Accounting Policies

a)

Basis of Presentation

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States and are expressed in U.S. dollars.  The Company’s fiscal year end is December 31.

b)

Use of Estimates

The preparation of financial statements in conformity with US generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

c)

Principles of Consolidation

The accompanying consolidated financial statements for the year ended December 31, 2010 include the accounts of the Company and its wholly-owned subsidiary, Belgian Volition.  All significant intercompany balances and transactions have been eliminated in consolidation.

d)

Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.  As at December 31, 2010, the Company had no cash equivalents.

SINGAPORE VOLITION PTE. LTD.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

2.

Summary of Significant Accounting Policies (continued)

e)    Basic and Diluted Net Income (Loss) Per Share

The Company computes net income (loss) per share in accordance with ASC 260, Earnings Per Share, which requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

f)

Foreign Currency Translation

The Company’s functional currency is the Euro and its reporting currency is the United States dollar. Management has adopted ASC 830-20, “Foreign Currency Matters – Foreign Currency Transactions”. All assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. For revenues and expenses, the weighted average exchange rate for the period is used.  Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in other comprehensive income (loss).

g)

Financial Instruments

Pursuant to ASC 820, Fair Value Measurements and Disclosures, an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, amounts receivable accounts payable, accrued liabilities, notes payable, and amounts due to related parties.  Pursuant to ASC 820, the fair value of our cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

SINGAPORE VOLITION PTE. LTD.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

2.

Summary of Significant Accounting Policies (continued)

h)

Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted ASC 740 “Accounting for Income Taxes” as of its inception. Pursuant to ASC 740, the Company is required to compute tax asset benefits for net operating losses carried forward. The potential benefits of net operating losses have not been recognized in this financial statement because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

i)

Comprehensive Loss

ASC 220, Comprehensive Income, establishes standards for the reporting and display of comprehensive loss and its components in the financial statement. As at December 31, 2010, the Company had $39,292 of comprehensive loss relating to foreign currency translation of Euros to US dollars.

j)

Property and Equipment

Property and equipment is stated at cost and is amortized on a straight-line basis, at the following rates:

Computer Hardware

3 years

Laboratory Equipment

3 years

Intangible Assets

13 years

k)

Impairment of Long-Lived Assets

In accordance with ASC 360, Property Plant and Equipment, the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life. Recoverability is assessed based on the carrying amount of the asset and its fair value which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.

l)

Stock-Based Compensation

The Company records stock-based compensation in accordance with ASC 718, Compensation – Stock Compensation and ASC 505-50, Equity-Based Payments to Non-Employees. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. Equity instruments issued to employees and the cost of the services received as consideration are measured and recognized based on the fair value of the equity instruments issued.

SINGAPORE VOLITION PTE. LTD.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

2.

Summary of Significant Accounting Policies (continued)

m)

Recent Accounting Pronouncements

In March 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-11 (ASU 2010-11), “Derivatives and Hedging (Topic 815): Scope Exception Related to Embedded Credit Derivatives.”  The amendments in this Update are effective for each reporting entity at the beginning of its first fiscal quarter beginning after June 15, 2010.  Early adoption is permitted at the beginning of each entity’s first fiscal quarter beginning after issuance of this Update.  The adoption did not have an impact on the Company’s financial statements.

In February 2010, the FASB issued ASU No. 2010-09 “Subsequent Events (ASC Topic 855) “Amendments to Certain Recognition and Disclosure Requirements” (“ASU No. 2010-09”). ASU No. 2010-09 requires an entity that is an SEC filer to evaluate subsequent events through the date that the financial statements are issued and removes the requirement for an SEC filer to disclose a date, in both issued and revised financial statements, through which the filer had evaluated subsequent events.

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations

3.

Acquisition of ValiBio SA

On September 22, 2010, the Company entered into a purchase agreement to acquire 100 percent of the outstanding shares of ValiBio SA in exchange for $400,000 and issuance of common shares of the Company with a fair value of $600,000, issuable when the Company becomes a publicly-listed company.

On the date the acquisition was completed and effective (October 11, 2010), the Company allocated the purchase price to the acquired assets and liabilities.  It was determined that the carrying value of these assets approximated their fair value at acquisition. The remaining purchase price was then allocated to the acquired intellectual property, namely patents.

$
Fair value of ValiBio SA net assets:

Cash and cash equivalents	(68)
Other current assets	34,526
Property and equipment	1,887
Intangible assets/patents	1,218,297
Accounts payable and other liabilities	(254,642)

Net assets on acquisition	1,000,000
Purchase price	(1,000,000)

Excess of fair value of net assets over purchase price	–

As at December 31, 2010, the Company owed $300,000 in cash and future issuances of common shares with a fair value of $600,000 to ValiRX PLC as part of the acquisition of ValiBio SA.  Refer to Note 8.

SINGAPORE VOLITION PTE. LTD.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

4.

Property and Equipment

The Company’s property and equipment consist of the following amounts:

			December 31,
			2010
		Accumulated	Net Carrying
	Cost	Depreciation	Value
	$	$	$

Computer Hardware	7,929	7,929	–
Laboratory Equipment	3,921	2,713	1,208

	11,850	10,642	1,208

During the period ended December 31, 2010, the Company recognized $878 in depreciation expense.

5.

Intangible Assets

The Company’s intangible assets consist of intellectual property, principally patents, acquired in the acquisition of ValiBio SA (see Note 3).  The patents are being amortized over their remaining life, which is on average 13 years.

			December 31,
			2010
		Accumulated	Net Carrying
	Cost	Amortization	Value
	$	$	$

Patents	1,171,746	20,224	1,151,522

	1,171,746	20,224	1,151,522

During the period ended December 31, 2010, the Company recognized $20,224 in amortization expense.

The Company periodically reviews its long lived assets to ensure that their carrying value does not exceed their fair market value.  On September 11, 2011, the Company hired an independent specialist to value the patents based on a discounted cash flows model.  The result of this report confirmed that the fair value of the patents exceeded their carrying value as of December 31, 2010.

6.   Related Party Transactions

a)

As at December 31, 2010, the Company owed $245,867 to directors, and officers of the Company and to other related parties.  The amounts represent expenses paid on behalf of the Company or amounts borrowed to help fund operations.  The amounts owing are unsecured, non-interest bearing, and due on demand.

b)

As at December 31, 2010, the Company owed $900,000 to ValiRX PLC relating to the acquisition of ValiBio SA.  The amounts owing are non-interest bearing and are secured against the shares of ValiBio SA. Of the remaining $900,000 owed, $300,000 is payable by installments over the period to July 8, 2011, and $600,000 is to be settled by the issuance of common shares in the company or a related listed entity effective October 7, 2011.

c)

The Company contracts with a related party to rent office space, be provided office support staff, and have consultancy services provided on behalf of the Company.  See Note 9 for obligation under the contract.

SINGAPORE VOLITION PTE. LTD.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

7.   Common Stock

a)

On August 5, 2010, the Company issued one founders share to the President and CEO of the Company.

b)

On August 17, 2010, the Company issued 3,500,000 common shares for services with a fair value of $350,000.

c)

On December 29, 2010, the Company issued 8,000 common shares for services with a fair value of $4,000.

d)

On December 31, 2010, the Company issued 474,647 common shares at $0.50 per share for proceeds of $237,323.

e)

On December 31, 2010, the Company issued 162,319 common shares for services with a fair value of $81,160.

f)

As at December 31, 2010, the Company received $30,000 of share subscriptions for issuance of common shares at $0.50 per share.

8.

Income Taxes

The Company has net operating losses of $894,120 available to offset taxable income in future years which expires in beginning in fiscal 2030.

The Company is subject to Singapore income taxes at a rate of 17 percent and Belgium income taxes at a rate of 34 percent, for an approximate blended rate of 19 percent. The reconciliation of the provision for income taxes at the blended statutory rate compared to the Company’s income tax expense as reported is as follows:

2010 $

Net income (loss)	(894,120)

Tax rate	19%

Income tax recovery at statutory rate	(165,613)

Valuation allowance change	165,613

Provision for income taxes	–

The significant components of deferred income taxes and assets as at December 31, 2010 are as follows:

2010 $

Net operating losses carried forward	165,613

Valuation allowance	(165,613)

Net deferred income tax asset	–

SINGAPORE VOLITION PTE. LTD.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

9.

Commitments and Contingencies

a)

Walloon Region Grant

On July 3, 2008, the Company entered into an agreement with the Walloon Region government in Belgian wherein the Walloon Region would fund up to a maximum of $1,403,404 to help fund the research endeavors of the Company.  The Walloon Region agreed to provide working capital of $561,458, which was received by the Company during January 2011.  The Company will be obligated to pay a minimum of $421,021 if the project is deemed to be a failure under the terms of the agreement.  If the project is deemed a success, the Company will pay both the minimum of $421,021 and a 6 percent royalty on all relevant sales. The maximum amount payable due to the Walloon Region is twice the amount of funding received.

b)

Administrative Support Agreement

On August 6, 2010, the Company entered into an agreement with a related party to rent office space, contract for office support staff, and have consultancy services provided on behalf of the Company.  The agreement requires the Company to pay $5,700 per month for office space and staff services as well as approximately $16,700 per month in fees for three senior executives.  The Company is also required to pay for all reasonable expenses incurred.  The contract is in force for 12 months with automatic extensions of 12 months with a 3 month notice required for termination of the contract.

c)

Legal Proceedings

There are no legal proceedings, which the Company believes will have a material adverse effect on its financial position.

10.

Subsequent Events

a)

Subsequent to the period end, the Company has issued 1,978,959 shares of common stock at prices ranging from $0.50 to $1.20 per share for net cash proceeds of $1,685,850, of which $30,000 was received prior to December 31, 2010.

b)

Subsequent to the period end, the Company has issued 434,726 shares of common stock at prices ranging from $0.50 to $1.00 per share for services with a fair value of $362,484. Values were based on the most recent cash issuance prices relative to the grant date as this was determined to be the most readily determinable value in accordance with ASC  718 and ASC 505.

Subsequent to the period end, the Company also issued 350,000 shares of common stock to a related party in advance for research and development and investment relation services to be performed over a five year period.  The shares were valued at $1.00 per share based on the most recent cash issuance prices relative to the grant date as this was determined to be the most readily determinable value in accordance with ASC 718 and ASC 505.

The Company will expense the shares monthly as services are provided.  Because the shares are fully vested and non-forfeitable, the shares were valued based on the current market price on the grant date and will be amortized over the life of the agreement.

c)

On September 26, 2011, the Company entered into a share exchange agreement with Standard Capital Corporation (“SCC”) whereby SCC acquired 6,908,652 (100 percent) of the issued and outstanding common shares of the Company in exchange for 6,908,652 common shares of SCC. Upon completion of the transaction, the former shareholders of the Company owned 6,908,652 shares of the Company’s common stock, representing approximately 85% of the outstanding common stock of the Company.  As a result, the acquisition has been recorded as a reverse merger with the Company being treated as the accounting acquirer and SCC as the legal acquirer (accounting acquiree).